Exhibit 10.16
(Summary English Translation)

Tourism Development Contract

Contract #: LJY-02

Party A: Chongqing Bo Gao Tourism Development Co., Ltd. (hereinafter referred to as “Bo Gao”)
Registration Address: 20 Wangzhou Road, Peiling
Legal Representative: Zesong Liu
Position: Chairman
Citizenship: PRC
Phone: 023-72875536

Party B: Chongqing Foguang Tourism Development (Group) Co., Ltd. (hereinafter referred to as “Foguang”)
Registration Address: Fuli Bowling, Changshou District
Legal Representative: Yihou Ran
Position: Chairman
Citizenship: PRC
Phone: 023-40251111

In order to meet the tourists’ need, both parties decide to develop “Peiling Two River Tourism Project” (hereinafter referred to as “Tourism Project”). Bogao offer the development rights of “Tourism Project” to Foguang group through negotiation. In accordance with “Bidding the development rights for Peiling Two Rivers Tourism Development” and “Transfer of the development of Peiling Two River Tourism Project”, Bogao and Foguang reached this contract through friendly consultations to conclude the following terms.

Chapter One: The Introduction of Peiling Two Rivers Tourism Project
Bo Gao agrees develop the “Tourism Project” together in accordance with “Bidding the development rights for Peiling Two Rivers Tourism Development” and “Transfer of the development of Peiling Two River Tourism Project”.

The “Tourism Project” is located at Changjiang and Wujiang in Peiling, which is suitable for the development of boat tourism business. The project can be done in 2015. The constructions of the project include: investment of 10-20 antique (western style) entertainment ships, which can accommodate 5-20 people in each ship; investment of 4 star reception center in the suitable location which is close to Changjiang and Wujiang River; investment of one antique ship which can accommodate at least 200 people; investment of 9 mobile fisherman wharfs. The total investment of the project is 350 Million RMB.
We plan to invest 50 million RMB for building 10 to 20 antique (western style) entertainment ships, which can accommodate 5-20 people, 4 star reception center in the suitable location which is close to Changjiang and Wujiang River and 6 tourist wharfs from 2009 to 2012. Other parts of the project will be completed before 2015. The process of the project must meet the requirements of the “Plan of the Peiling Two Rivers Tourism Project” and approval documents.
We will work on design, construction and decoration of ships and construction of fisherman wharfs in different phase in accordance with the “Plan of the Peiling Two Rivers Tourism Project”.
Foguang shall be responsible for the design, construction, decoration of ship and fisherman wharfs. And Bo Gao shall actively cooperate with Foguang for inspection. Both parties shall ensure that such equipments can be used prior to December 2010.

The requirements of construction time for the project:
Years 2009-2010: Initiation of the project. Perfection of 10 antique (western style) entertainment boats, which can accommodate 5-20 people, and three fisherman wharfs.
Years 2010-2011: Completion of 4 star reception center in the suitable location, which is close to Changjiang and Wujiang River;
Year 2012: Perfection of 10 antique (western style) entertainment ships, which can accommodate 5-20 people, and three fisherman wharfs.
Year 2013-2015: Perfection of one antique ship, which can accommodate at least 200 people, and three fisherman wharfs.

Chapter Two: Cooperation
Article One: Transfer of project
Bo Gao will pay for 530,000 RMB, which includes 330,000 RMB financing fees and 200,000 project transfer fees at the beginning of the project. Foguang will pay 530,000 RMB to Bo Gao after completion of the project.

Article Two: Project Financing
Bo Gao is responsible for 20 million RMB loan from the local government in accordance with the “Bidding the development rights for Peiling Two Rivers Tourism Development”. The government will subsidize 1.1 million interests to this 20 million loan every year.

Article Four: Construction and Operation Management
1.	After establishment of the company, Foguang shall start the construction activities immediately. Bo Gao shall cooperate with Foguang.
2.
Foguang is responsible for daily management. Bogao shall actively cooperate with Foguang for expanding the business environment and promotion of products, price, distribution channels and public relations.

Chapter Three: Other Conventions
1.	Both parties shall complete the approval documents and technical documents of the project.
2.
Opening a bank account within seven days after signing the contract. Foguang must deposit 25 Million RMB (5 million RMB earnest money, 15 million RMB advance for building ships and 5 million RMB for building fisherman wharfs) into this new account within 15 days after signing the contract.

3.	Bo Gao and Foguang shall work together for the development and operation rights of tourism products.

Chapter Four: Foguang’s and Bo Gao’s obligations and rights
Article One: Bo Gao’s obligations and rights:
1.	Bo Gao shall transfer “Plan of the Peiling Two Rivers Tourism Project” and approval of the documents to Foguang. Foguang is the owner of the project.

2.
Bo Gao is responsible for getting the 20 million RMB loan and 1.1 million interest subsidize from government in accordance with the “Bidding the development rights for Peiling Two Rivers Tourism Development” and “Transfer of the development of Peiling Two River Tourism Project”;

3.	Bo Gao shall cooperate with Foguang for obtaining approval from several government sectors.

Article Two: Foguang’s obligations and rights:
1.	Foguang obtains the development right of the project in accordance with the law;
2.	Foguang shall actively work on operation approvals from the government;
3.	Foguang is responsible for operating and managing the project.

Chapter Five: Breach of Contract
The party who breaches the contract shall pay 1 million RMB to the other party.

Chapter Six: Supplementary Provisions
1.	There are eight copies of supplemental contract. Each party holds two copies. Other four copies will sent to Business Bureau, Maritime Administration Bureau and Outgoing Flights Authority Bureau;
2.	This contract will take effect upon execution;
3.	Supplemental contracts shall have the same effectiveness as this agreement.

Party A: Chongqing Bo Gao Tourism Development Co., Ltd. (Seal)
Legal Representative: Yiyou Ran (signature)

Party B: Chongqing Foguang Tourism (Group) development Co., Ltd. (Seal)
Legal Representative: Zesong Liu (Signature)

Tourism Development Supplemental Contract
Contact #: LJY-02-01

Party A: Choingqing Bo Gao Tourism Development Co., Ltd (hereinafter referred to as “Bo Gao”)
Address: 20 Wangzhou Road, Peiling
Legal Representative: Zesong Liu
Position: Chairman
Nationality: PRC
Phone: 023-72875536

Party B: Chongqing Foguang Tourism Development (Group) Ltd (hereinafter referred to as “Foguang”)
Address: Fuli Bowling, Changshou District
Legal Representative: Yiyou Ran
Position: Chairman
Nationality: PRC
Phone: 023-40251111

Both parties reach the following supplemental contract in accordance with the “Tourism Development Contract”

Article One:
The construction project of “Tourism Development Contract” did not include the “Land Acquisition Projects”; both parties agree to add it into the section of construction project (2009-2012) of the contract.

Article Two:
The new construction project will acquire 100Mu land. The price is 560,000/Mu. The total investment is 56 Million.

Article Three:
In order to speed up the construction project, both party agreed to increase the investment from 50 million to 80 million between 2009-2012.

Article Four:
There are 8 copies of supplemental contract. Each party holds 2 copies. Other four copies will be filed with the Business Bureau, Maritime Administration Bureau and Outgoing Flights Authority Bureau.

Signatures
Date: April 13, 2009